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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE
                             Contact:  Phillip E. Apgar
                                       American Indemnity Financial Corporation
                                       One American Indemnity Plaza
                                       Galveston, Texas 77550
                                       409/766-4612



                    AMERICAN INDEMNITY FINANCIAL CORPORATION
               REPORTS SECOND QUARTER AND SIX MONTHS 1998 RESULTS

         GALVESTON, TEXAS (July 28, 1998) - - American Indemnity Financial Corporation, (NASDAQ-AIFC) today announced 1998 second quarter and six months financial results on a preliminary and unaudited basis.

         For the second quarter ended June 30, 1998, the company reported a net loss of $2,377,013 or $1.21 per share, compared with net income of $387,907 or 20 cents per share for the second quarter ended June 30, 1997. Catastrophe losses totaling approximately $1,800,000 and the increased frequency of automobile and commercial package policy claims were the primary factors adversely affecting second quarter results.

         For the six months ended June 30, 1998, the company reported a net loss of $4,190,060 or $2.14 per share, compared with net income of $129,074 or 7 cents per share for the six months ended June 30, 1997.

         The company also reported that it has engaged Philo Smith & Co., Inc., an investment banking firm specializing in the insurance industry, to act as financial advisor to the company and to provide advice and assistance to the company in developing strategic alternatives.





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         American Indemnity Financial Corporation is the parent corporation of
American Indemnity Company, American Fire and Indemnity Company, Texas General Indemnity Company and American Computing Company, all of Galveston.

         Certain statements made herein and in other public filings and releases by the company contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. These include, but are not limited to, industry price competition that has made it more difficult to attract and retain adequately priced business; the frequency and severity of catastrophic events; changes in interest rates, premium volumes or loss payment patterns; regulatory and legislative changes; adequacy of loss and loss adjustment expense reserves in view of actual claim development; and changes in general market or economic conditions. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the company can give no assurance that these expectations will be achieved. Actual results and trends in the future may differ materially depending on a variety of factors including those discussed herein and in the company's other public filings and releases.

                          (Comparative Table Attached)





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                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                 Consolidated Financial Highlights (Unaudited)

                                                                           THREE MONTHS ENDED JUNE 30,

                                                                           1998                  1997
                                                                    -------------------   -------------------
 Net premiums written                                                   $ 16,436,358          $ 15,872,624

 Premiums earned                                                          15,787,024            15,736,393

 Net investment income                                                     1,262,439             1,100,207

 Realized investment gains                                                   970,092               270,919

 Net income (loss)                                                        (2,377,013)              387,907

 Earnings per share summary:
      Net income (loss)                                                      $ (1.21)             20 cents

 Weighted average shares outstanding                                       1,962,410             1,962,410




                                                                            SIX MONTHS ENDED JUNE 30,
                                                                           1998                  1997
                                                                    -------------------   -------------------

 Net premiums written                                                   $ 30,299,930          $ 32,281,252

 Premiums earned                                                          31,565,118            31,680,749

 Net investment income                                                     2,441,833             2,166,028

 Realized investment gains                                                 1,258,799               294,523

 Net income (loss)                                                        (4,190,060)              129,074

 Earnings per share summary:
      Net income (loss)                                                      $ (2.14)              7 cents

 Weighted average shares outstanding                                       1,962,410             1,960,910